UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Learn More: ExxonMobil and Porsche Test Lower-Carbon Fuel in Race Conditions

{SOCIAL MEDIA VIDEO EMBEDDED BEFORE ARTICLE}

Vroom, vroom! ExxonMobil and Porsche are testing advanced biofuels and renewable, lower-carbon eFuels, as part of a new agreement to find pathways toward potential future consumer adoption. The specially-formulated Esso Renewable Racing Fuel will be tested on the racetrack in Porsche’s high-performance motorsports engines beginning at the Porsche Mobil 1 Supercup 2021 (PMSC). The first iteration of Esso Renewable Racing Fuel is a blend of primarily advanced biofuels. The second will transition to eFuel as early as 2022.

What are eFuels? eFuels are synthetic fuels made from hydrogen and captured carbon dioxide. (The “e” stands for the renewable electricity used to make the hydrogen by extracting it from water). As early as 2022, the eFuel for Esso Renewable Racing Fuel will be sourced from the Haru Oni pilot project in Chile that generates hydrogen, which is then combined with captured carbon dioxide drawn from the atmosphere to produce methanol. ExxonMobil is providing a license and support for the proprietary technology to convert the methanol to gasoline.

What does this mean for greenhouse gas reductions? The eFuel is anticipated to achieve greenhouse gas emissions reduction of up to 85 percent, when blended to current market fuel standards for today’s passenger vehicles.1

Why it matters: The transportation sector accounts for approximately 25 percent of global energy-related CO2 emissions. While the number of new electric vehicles sold continues to grow, society must also look for new ways to reduce emissions today from internal combustion engine vehicles that will remain on the road for years to come. For example, Porsche estimates that more than 70 percent of vehicles it has manufactured are still on the road today. Lower emission liquid fuels, such as eFuels, have an important role to play in helping countries reach their climate goals.

How does this fit in to our climate strategy? This collaboration with Porsche builds on ExxonMobil’s continuing efforts to develop and deploy lower-emission energy solutions, including advanced biofuels, high-efficiency fuels and lubricants, advanced plastics and other products that can enable cars and trucks to use less fuel. This is one of the many ways that ExxonMobil is providing products to help our customers reduce their emissions.

A lasting collaboration: ExxonMobil and Porsche have a strong history of working together, and our lower-emissions fuels project builds upon a 25-year lubricants collaboration focused on our advanced Mobil 1 product. The two companies have signed a new multi-year strategic agreement, recognizing that collaborations across industries and geographies are critical to developing new technology and products that address the risks of climate change.

Where can I learn more? Watch the video above and visit www.exxonmobil.com to read the press release.

[1]

GHG emissions reduction stated here, relates to the comparison of the calculated carbon footprint of product (CFP) for the renewable components in the PMSC race fuel versus a 94 grams CO2e/MJ of EU Renewable Energy Directive II baseline comparator. Emissions reduction of up to 85% from renewable components vs. conventional are based on carbon footprint of product calculations conducted under ISO 14067 methodology, effectively referenced as a well-to-wheels boundary, taking into account the feedstock, production, transportation, and combustion related emissions to manufacture the blend of renewable components mentioned here. A functional unit of 1 MJ of fuels was used for the comparison

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.

Cautionary Statement

Statements of future events, plans or product offerings in this release are forward-looking statements. Actual future results, including product offerings, timing, production capacity, and the impact and results of new technologies on product efficiency and life-cycle emission reductions could vary depending on the outcome of general business conditions; further research and testing; the development and competitiveness of alternative technologies; the ability to scale pilot projects on a cost-effective basis; political and regulatory developments; and other factors discussed in this release and under the heading “Factors Affecting Future Results” on the Investors page of ExxonMobil’s website at exxonmobil.com.